Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2021 Incentive Compensation Plan of Satellogic Inc. of our report dated April 29, 2022, with respect to the consolidated financial statements of Nettar Group Inc. included in the Annual Report (Form 20-F) of Satellogic Inc. for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Buenos Aires, Argentina
February 3, 2023

/s/ Pistrelli, Henry Martin y Asociados S.R.L.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

Member of Ernst & Young Global